                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         ENERGY BIOSYSTEMS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                         ENERGY BIOSYSTEMS CORPORATION
                           4200 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 1997

                           --------------------------

     The Annual Meeting of the Stockholders of Energy BioSystems Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices, 4200 Research Forest Drive, The Woodlands, Texas 77381 on Wednesday, June 4, 1997 at 10:00 A.M., Central Daylight Saving Time, for the following purposes:

          1. To elect nine directors to serve until the annual stockholders' meeting in 1998 or until their successors have been elected and qualified;

          2.  To approve the Company's 1997 Stock Option Plan;

          3. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1997 fiscal year; and

          4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 21, 1997 are entitled to receive notice of, and to vote at, the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS REGARDLESS OF THE SIZE OF YOUR HOLDINGS OR WHETHER YOU PLAN TO ATTEND THE MEETING. THEREFORE, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

                                    By Order of the Board of Directors


                                    Paul G. Brown, III
                                    Secretary

May 1, 1997
The Woodlands, Texas

                         ENERGY BIOSYSTEMS CORPORATION
                           4200 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381

                           --------------------------

                                PROXY STATEMENT

                           --------------------------

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Energy BioSystems Corporation (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on June 4, 1997 and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at 10:00 A.M., Central Daylight Saving Time, at the Company's principal executive offices, 4200 Research Forest Drive, The Woodlands, Texas. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters. Any stockholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

     The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to stockholders is May 1, 1997.

     The number of voting securities of the Company outstanding on April 21, 1997, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting was (i) 11,605,377 shares of common stock, par value $0.01 per share (the "Common Stock"), each share being entitled to one vote, (ii) 2,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and (ii) 702,100 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"). Shares of Preferred Stock have voting rights on all matters subject to a vote of the holders of Common Stock on an as-converted basis. As of the record date, the shares of Preferred Stock are entitled to an aggregate of 4,854,189 votes upon each of the matters to be voted on at the Annual Meeting. The total number of votes that may be cast at the Annual Meeting is 16,459,566.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is required for a quorum. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Holders are not allowed to vote cumulatively. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the nine persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the affirmative vote of a majority of the votes of shares present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

                               PROPOSAL NUMBER 1:

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated and urges you to vote for the election of the nine nominees identified below who have been nominated to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted for all nine nominees unless stockholders specify otherwise in their proxies.

     If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR DIRECTOR

     The nine nominees for election as directors and certain additional information with respect to each of them, are as follows:

                                                                            YEAR FIRST
            NAME               AGE      POSITION WITH THE COMPANY       BECAME A DIRECTOR
            ----               ---      -------------------------       -----------------
Ramon Lopez..................   63  Chairman of the Board                            1994
John H. Webb.................   47  President, Chief Executive Officer               1991
                                     and Vice Chairman of the Board
R. James Comeaux.............   59               Director                            1997
Edward B. Lurier.............   66               Director                            1991
Thomas E. Messmore, CFA......   51               Director                            1992
Daniel J. Monticello, Ph.D...   41     Director and Vice President,                  1994
                                          Science and Technology
William E. Nasser............   57               Director                            1992
John S. Patton...............   62               Director                            1997
William D. Young.............   52               Director                            1994


     Ramon Lopez. Mr. Lopez has been a Director since 1994 and Chairman of the Board of Directors since April 1997. Mr. Lopez served as Vice President - Safety, Environment and Technology of Shell Oil Company from October 1992 until his retirement in October 1993. He started his career with Shell in 1955 and held senior responsibilities in all areas of petroleum refining and marketing, including positions as Vice President of Manufacturing and Technical and General Manager of the Western and Eastern Regions for Refining and Marketing. Mr. Lopez holds a B.S. degree in Chemical Engineering from the University of Florida.

     John H. Webb. Mr. Webb joined the Company as its President and Chief Executive Officer and as a Director in September 1991. He served as Chairman of the Board from September 1993 to April 1997, when he became Vice Chairman of the Board. Mr. Webb has been in the chemical process industry for more than 20 years. Mr. Webb was employed by Ethyl Corporation from 1977 to 1991, where he served in various capacities, including Sales Engineer and Marketing Manager for the Petroleum Additives Division, Business Director for Lubricant Additives and Director of Corporate Business Development. From 1971 to 1977, he was employed as a Research Chemist and then as the International Sales Coordinator for the Lubrizol Corporation. Mr. Webb holds a B.S. degree in Chemistry from Baldwin Wallace College.

     R. James Comeaux. Mr. Comeaux has been a Director since April 1997. Mr. Comeaux has been President and Chief Executive Officer of Petrochemical Management Incorporated since 1993. From 1989 to 1993, Mr. Comeaux served as President and Chief Executive Officer of Arcadian Corporation. He served as Senior Vice President of Fina,

Inc. from 1984 to 1989. Prior to joining Fina, Mr. Comeaux spent 17 years at Gulf Oil Corporation. Mr. Comeaux is a director of Rexene Corporation. Mr. Comeaux received a B.S. degree in Chemical Engineering from Lamar University.

     Edward B. Lurier.  Mr. Lurier has been a Director since 1991.   Since 1984,
Mr. Lurier has been the Chairman of the Board of Directors of Gryphon Management Company, Inc. and general partner of Gryphon Financial Partners II, a venture capital firm which he co-founded. Gryphon Financial Partners II is the general partner of Gryphon Ventures II, Limited Partnership, a limited partnership of which Ethyl Corporation is the sole limited partner. Mr. Lurier is a director of IGEN International Inc.

     Thomas E. Messmore, CFA.  Mr. Messmore has been a Director since 1992.
Mr. Messmore has been Managing Director of Zurich Centre Resources, Ltd., a subsidiary of Zurich Insurance Group, since 1997. Previously, Mr. Messmore served as President and Chief Executive Officer of UBS Asset Management (New
York), Inc. from 1995 until October 1996. Mr. Messmore served as Senior Vice President of The Travelers Insurance Company from 1984 until his resignation in January 1994. Prior thereto, he served as Senior Vice President and Chief Financial Officer of the Keystone Massachusetts Group, an affiliate of The Travelers Insurance Company. Mr. Messmore received a B.S. degree in Engineering from West Virginia University and an M.B.A. from Harvard Business School.

     Daniel J. Monticello, Ph.D. Dr. Monticello was the Company's first employee. He joined the Company in July 1990 as Vice President, Science and Technology and became a Director in 1994. From 1983 to 1990, Dr. Monticello was employed by Miles Laboratories where he served in various capacities in the Biotechnology Products Division, including Manager of Biochemistry Research.
Dr. Monticello earned his B.S. degree from the University of Michigan and his M.S. and Ph.D. in Microbiology from Michigan State University. His post-doctoral research at the University of Georgia from 1982 to 1984 concerned the microbial desulfurization of fossil fuels.

     William E. Nasser.   Mr. Nasser has been a Director since January 1992.
Mr. Nasser is President of Watermill Express, Inc., which he joined in 1997. Mr. Nasser formerly served as Chairman of the Board and Chief Executive Officer of Petrolite Corporation from 1992 to 1995 and as President of Petrolite from 1988 to 1992. He retired in November 1995 after over 30 years of service. Mr. Nasser currently is a director of Laclede Gas Company. He holds a B.S. degree in Chemical Engineering from the University of Notre Dame and an M.S. degree from the University of Oklahoma.

     John S. Patton. Mr. Patton has been a Director since January 1997. Since 1989, he has been the Director of Investor Relations of Ethyl Corporation. Mr. Patton has served in various positions at Ethyl since 1974. Mr. Patton joined Sterling Seal Co. in 1957, where he served in various positions until Sterling Seal was acquired by VCA Corporation in 1972 and Ethyl in 1974. Mr. Patton currently is a regional director of Mellon Bank Corporation.

     William D. Young. Mr. Young has been a Director since 1994. Mr. Young has been Chief Operating Officer of Genentech, Inc. since March 1997. Previously, Mr. Young was Executive Vice President of Genentech, responsible for Product Development, Process Sciences, Manufacturing and Quality, Regulatory Affairs, and Engineering. Mr. Young serves as a member of the Genentech Operations Committee and chairs the Product Development Committee. Prior to joining Genentech in 1980, Mr. Young spent 14 years with Eli Lilly and Company. He received his B.S. degree in Chemical Engineering from Purdue University and an M.B.A. from Indiana University. Mr. Young is also a Director of GenVec, Inc., a gene therapy company, and VaxGen, Inc., a company developing HIV vaccines, and in 1993 was elected to the National Academy of Engineering.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

     All directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been duly elected and qualified. The Company's officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements.

     The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than fifteen persons. The Board in its discretion and in accordance with such authority has currently fixed its size at nine members. No proxy will be voted for a greater number of persons than the number of nominees named herein.

DIRECTORS' MEETINGS AND COMPENSATION

     During 1996, the Board of Directors met six times and took certain additional actions by unanimous written consent in lieu of meetings. During 1996, no director of the Company attended fewer than 75 percent of the meetings of the Board of Directors.

     Members of the Board of Directors are reimbursed for out-of-pocket expenses incurred in attending Board of Directors and committee meetings. Messrs. Lopez, Nasser and Young each receive $1,000 for each board meeting attended. No other directors receive fees for their services as a director.

     The Company entered into a consulting agreement in September 1992 with Mr. Preston, which provides that Mr. Preston will receive approximately $800 for each day of service or $10,000 for each 12-month term. The agreement may be terminated by the Company upon 90 days' prior written notice.

     Under the Company's Non-Employee Director Option Plan, each non-employee director (except for directors who received options during the preceding year for more than 4,000 shares of Common Stock under any other plan or agreement and subject to the right of each eligible non-employee director to decline such grant) receives an automatic annual grant of non-qualified options to purchase 4,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the date the option is granted.

BOARD COMMITTEES

     The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. The Audit Committee's functions include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plan and results of the auditing engagement, approving professional services provided by the independent public accountants, and reviewing the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Messrs. Lopez, Lurier and Messmore. The Compensation Committee makes recommendations concerning compensation, including incentive arrangements, for the Company's officers. The Compensation Committee also administers the Company's Stock Compensation Plan. The current members of the Compensation Committee are Messrs. Lopez, Lurier and Messmore.

     During 1996, the Audit Committee met one time and the Compensation Committee met two times. During 1996, no director of the Company attended fewer than 75 percent of the number of meetings of committees on which he served.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years.

            NAME               AGE           POSITION WITH THE COMPANY
            ----               ---           -------------------------
John H. Webb.................   47  President, Chief Executive Officer and
                                    Vice Chairman of the Board of Directors
Daniel J. Monticello, Ph.D...   41  Vice President, Science and Technology
Paul G. Brown, III...........   36  Vice President, Finance and Administration
William E. Heck..............   67  Vice President, Engineering
Mark W. John.................   37  Vice President, Sales and Marketing
Jeffrey A. Nagel.............   32  Vice President, Business Development
Michael A. Pacheco, Ph.D.....   40  Vice President, Process Development

     Information regarding the business experience of Mr. Webb and Dr. Monticello is set forth above under the heading "Proposal Number 1: Election of Directors--Nominees for Director."

     Paul G. Brown, III. Mr. Brown has served as Vice President, Finance and Administration of the Company since September 1993. From February 1992 to September 1993 he served as Corporate Controller of the Company. Mr. Brown spent 10 years with Arthur Andersen & Co. from 1982 to 1992, where he served most recently as a Tax Manager. Mr. Brown earned his B.S. degree in Accounting from the University of New Orleans.

     William E. Heck. Mr. Heck has served as Vice President, Engineering of the Company since September 1992. He has over 35 years of experience in petroleum refinery management and operations. Mr. Heck spent 17 years with Tenneco Oil Company from 1972 to 1989, where he served in various executive and supervisory positions, most recently as Refining Technology Manager. From 1989 to September 1992, Mr. Heck was employed as the Engineering Manager of Murphy Oil U.S.A., Inc. Mr. Heck earned his B.S. degree in Chemical Engineering from the University of Houston and completed management programs at the University of Southern California and Harvard University.

     Mark W. John. Mr. John joined the Company in December 1991 as Vice President, Sales and Marketing. Mr. John was with Ethyl Corporation where he served as Senior Technical Sales Representative from 1987 until he joined the Company. Mr. John earned his B.S. degree in Petroleum Geology from the University of Wyoming.

     Jeffrey A. Nagel.    Mr. Nagel joined the Company in January 1992 as
Director of Marketing and was promoted to Vice President, Business Development in October 1996. Prior to joining the Company, Mr. Nagel specialized in new business development and turnarounds for Cannon Associates. He received a B.S. in Mechanical Engineering from Carnegie-Mellon University and completed his M.B.A. at Carnegie-Mellon's Graduate School of Industrial Administration.

     Michael A. Pacheco, Ph.D. Dr. Pacheco has served as Vice President, Process Development of the Company since April 1997. From 1984 to 1997, Dr. Pacheco held a variety of positions in the Refining Business Group of Amoco Corporation. He is a registered professional engineer in the State of California. Dr. Pacheco received his B.S. in Chemical Engineering from Clarkson University and his Ph.D. in Chemical Engineering from the University of California at Berkeley.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Board of Directors of the Company currently consists of Ramon Lopez, Edward B. Lurier and Thomas E. Messmore, none of whom are officers or employees of the Company. The Committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company and administering the Company's Stock Compensation Plan under which grants may be made to employees of the Company. The Committee has furnished the following report on executive compensation for 1996:

     Under the supervision of the Committee, the Company has developed a compensation policy which is designated to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the individual's or the Company's achievement of certain goals or milestones and
(iii) long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     In determining the level and composition of compensation of each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee generally seeks to set salaries at the median to high end of the range in comparison to peer group companies. In setting such salaries, the Committee considers its peer group to be certain companies in the biotechnology and environmental industries with market capitalizations similar to that of the Company. Such competitive group does not necessarily include the companies comprising the "Standard & Poor's Pollution Control Index" (the "SPPCI") reflected in the performance graph in this Proxy Statement, which is the industry categorization the Company has been placed in by its investment bankers. Because the Company is still in the development stage, the use of certain traditional performance standards (e.g., profitability and return on equity) is not currently appropriate in evaluating the performance of the Company's executive officers. Consequently, in evaluating the performance of management the Committee takes into consideration such factors as the Company's achieving specified milestones or goals under various research or development programs. In addition, the Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability, and contributions to the industry and community development. For 1996, the Committee included in its evaluation the significant progress made by the Company, including the continuing advancement of the Company's research development under existing research and collaboration agreements.

     Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries after the initial year will be determined by the Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with the Company for business, scientific, and executive talents. As stated above, such comparable companies are generally those with similar market capitalizations and are not necessarily among the companies comprising the SPPCI reflected in the performance graph in this Proxy Statement. No pre-determined weights are given to any one of such factors. In addition, in 1994 and 1995 the Company hired an independent compensation consultant to advise the Committee on general compensation matters and to prepare a report for the Committee with respect to the Company's compensation policy. Base salaries for each of the executive officers other than the Chief Executive Officer, as discussed below, were increased in 1996 following the Committee's review of recommendations made by the Chief Executive Officer and based on the consultant's report. The base salaries for the executive officers generally, and the Chief Executive Officer specifically, for fiscal 1996 were at the median level in comparison to the Company's peer group companies.

     In addition to each executive officer's base compensation, the Committee may award cash bonuses and/or grant awards under the Company's Stock Compensation Plan to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above. Because the Company's technology is still in the early stages of development, the Company has granted minimal bonuses to its executive officers. No bonuses were awarded to the Company's executive officers in 1996.

     All employees of the Company, including its executive officers, are eligible to receive long-term stock based incentive awards under the Company's Stock Compensation Plan as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutuality of interest between the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's Stock Compensation Plan enhances the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the amount of restricted stock options, if any, currently held by the officer, the vesting schedules of any such options or restricted stock and the executive officer's other compensation. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones. For example, Dr. Monticello, Mr. Brown and Mr. John were granted options to acquire an aggregate of 40,000 shares of Common Stock in 1996 in recognition of their continuing contributions to the Company, with vesting contingent on the Company accomplishing specific goals (see "Option Grants in Last Fiscal Year" in this Proxy Statement).

     The annual base salary of John H. Webb, the President and Chief Executive Officer of the Company, was initially set at $175,000 pursuant to an employment agreement effective September 16, 1991 and was increased by $12,500 (or approximately 7.1 percent) to $187,500 in January 1993 to keep pace with salaries being paid to other chief executive officers of similar companies and in recognition of the Company's progress in 1992. In January 1994 the Committee increased Mr. Webb's base salary by $37,500 (or approximately 20 percent) to $225,000. Mr. Webb was not granted any options or awarded any bonus in 1996.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), added by the Revenue Reconciliation Act of 1993, places a $1 million cap per executive on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of
Section 162(m) on the Company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

     The foregoing report is given by the following members of the Compensation
Committee:

                                  Ramon Lopez
                                Edward B. Lurier
                               Thomas E. Messmore

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding aggregate cash compensation, stock option and restricted stock awards and other compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the last three years.

                                                                       LONG-TERM
                                                                  COMPENSATION AWARDS
                                                                  --------------------
                                                                                 SECURITIES
                                     ANNUAL COMPENSATION        RESTRICTED       UNDERLYING
                                     -------------------          STOCK           OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY          BONUS        AWARDS          (NUMBER)        COMPENSATION
---------------------------  ----    --------        -----      ----------      ------------      ------------
John H. Webb................ 1996    $225,000        $  --      $      --               --         $21,592/(1)/
  President, Chief           1995     225,000          709             --           70,000          16,000/(2)/
   Executive Officer and     1994     217,266          709             --           36,900          21,037/(3)/
   Vice Chairman

Daniel J. Monticello, Ph.D.. 1996    $161,000        $  --      $      --           13,000         $13,673/(1)/
  Vice President, Science    1995     153,117          709         15,625/(4)/      15,000          13,248/(2)/
   and Technology            1994     143,100          709             --           13,000          11,448/(3)/

Paul G. Brown, III.......... 1996    $124,203        $  --      $      --           15,000         $ 9,936/(1)/
  Vice President,            1995     117,553          709             --           14,000           9,404/(2)/
   Finance and               1994     109,209          709             --           12,000           8,680/(3)/
    Administration

Mark W. John................ 1996    $127,000        $  --      $      --           12,000         $10,160/(1)/
  Vice President, Sales and  1995     122,250          810         12,500/(4)/      14,000           9,780/(2)/
  Marketing                  1994     116,250          709             --           12,000           9,300/(3)/

Robert E. Levy, Ph.D/(5)/... 1996    $142,000        $  --      $      --           10,000         $11,360/(1)/
  Vice President,            1995     136,470          709         12,500/(4)/          --           9,780/(2)/
  Government and             1994     128,963          509             --           12,000           8,051/(3)/
  Regulatory Affairs

------------------------

/(1)/ Represents Company contributions to the Company's Simplified Employee
      Pension Plan ("SEP"). During the year ended December 31, 1996, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.
/(2)/ Represents Company contributions to the SEP. During the year ended
      December 31, 1995, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.
/(3)/ Represents Company contributions to the SEP. During the year ended
      December 31, 1994, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.
/(4)/ Messrs. Monticello, Brown, John and Levy were granted 2,500, 1,500, 2,000 and 2,000 shares of restricted stock, respectively, on January 3, 1995, under the Company's Stock Compensation Plan. All of such shares vested on June 3, 1995. The restricted stock value shown in the table is based upon the closing price of the Common Stock on The Nasdaq Stock Market on the date of grant.
/(5)/ Dr. Levy resigned as an officer of the Company effective March 31, 1997.

STOCK OPTIONS

     The following table sets forth information concerning the grant of stock options under the Company's Stock Compensation Plan during 1996 to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS
--------------------------------------------------------------------------
                                             PERCENTAGE
                               NUMBER        OF TOTAL                             POTENTIAL REALIZABLE VALUE
                               OF            OPTIONS                               AT ASSUMED ANNUAL RATES
                               SECURITIES    GRANTED TO                           OF STOCK PRICE APPRECIATION
                               UNDERLYING    EMPLOYEES     EXERCISE                   FOR OPTION TERM/(2)/
                               OPTIONS       IN            PRICE PER  EXPIRATION  ----------------------------
       NAME                    GRANTED/(1)/  FISCAL 1996     SHARE       DATE               5%            10%
       ----                    ------------  -----------   ---------  ----------           ---           ----
John H. Webb                             --           --          --          --              --            --
Daniel J. Monticello, Ph.D.          13,000          5.2%      $6.50      3/5/06         $53,170      $134,680
Paul G. Brown, III                   15,000          6.0%       6.50      3/5/06          61,350       155,400
Mark W. John                         12,000          4.8%       6.50      3/5/06          49,080       124,320
Robert E. Levy, Ph.D.                10,000          4.0%       6.50      3/5/06          40,900       103,600


/(1)/ No stock appreciation rights ("SARs") or other instruments were granted in tandem with the options reflected in this table.
/(2)/ The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the stock price will appreciate at the rates shown in the table. If the assumed annual rate of stock price appreciation of 5% or 10% per year should occur, the market value per share of Common Stock at the end of the ten-year option term would be $10.59 and $16.86, respectively.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning option exercises and the value of unexercised options held by the executive officers of the Company named in the Summary Compensation Table.

                      AGGREGATED OPTION EXERCISES IN 1996
                     AND OPTION VALUES AT DECEMBER 31, 1996

                                                             NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                                OPTIONS HELD AT           OPTIONS HELD AT
                                  SHARES                     DECEMBER 31, 1996 (#)      DECEMBER 31, 1996/(1)/ ($)
                               ACQUIRED ON      VALUE      ------------------------     ---------------------------
       NAME                    EXERCISE (#)  REALIZED ($)  EXERCISE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
      ------                   ------------  ------------  --------   -------------     -----------   -------------
John H. Webb................            --            --   237,310          269,430        $928,547         712,320
Daniel J. Monticello, Ph.D..            --            --   205,440           37,080         944,864           6,563
Paul G. Brown, III..........            --            --    27,876           43,644           3,166          13,529
Mark W. John................         7,000        23,118    63,130           74,584         241,216         227,724
Robert E. Levy, Ph.D........            --            --    19,150           43,350           5,250           5,250

------------------------

/(1)/ Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company's Common Stock on December 31, 1996, was $6.00 based on the average of the high and low prices on the Nasdaq Market on December 31, 1996.

SIMPLIFIED EMPLOYEE PENSION PLAN

     In April 1992, the Company adopted a Simplified Employee Pension Plan (the "SEP") for all employees. Under the terms of the SEP, employees are eligible to participate after completion of six months of service. The Company has the discretion to determine how much, if anything, it will contribute to the employee's accounts in the SEP each year. Currently, the Company contributes an amount equal to eight percent of the employees' monthly compensation to the SEP. Employees are vested immediately and there is at present no employee contribution. Total expense under the SEP was approximately $301,682 for the year ended December 31, 1996.

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the Nasdaq Combined Composite Index and Standard & Poor's Pollution Control Index for the period beginning March 12, 1993 and ending December 31, 1996. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at January 1, 1994, and that all dividends were reinvested.

                        COMPARISON OF CUMULATIVE RETURN
                      AMONG ENERGY BIOSYSTEMS CORPORATION,
                      NASDAQ COMBINED COMPOSITE INDEX AND
                   STANDARD & POOR'S POLLUTION CONTROL INDEX



                             [GRAPH APPEARS HERE]



--------------------------------------------------------------------------------------------

                                             3/12/93  12/31/93  12/30/94  12/29/95  12/31/96

--------------------------------------------------------------------------------------------
Energy BioSystems Corporation                    100    170.37     92.59    103.70     88.89
--------------------------------------------------------------------------------------------
Nasdaq Combined Composite Index                  100    112.56    108.96    152.46    187.07
--------------------------------------------------------------------------------------------
Standard & Poor's Pollution Control Index        100     81.28     82.32     92.02     96.09
--------------------------------------------------------------------------------------------

     The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such comparisons by reference, and shall not otherwise be deemed filed under such acts.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

EMPLOYMENT AGREEMENTS

     In August 1991, Mr. John H. Webb entered into a five-year employment agreement with the Company effective September 16, 1991 providing for Mr. Webb to serve as President for an initial annual salary of $175,000, which is to be reviewed no less than annually by the Board of Directors. The agreement was extended in January 1996 through January 2001. The agreement also provides that Mr. Webb will serve as a director of the Company if the Company so requests. If Mr. Webb is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay Mr. Webb an amount not greater than one year of his salary at the time of termination. Mr. Webb's current annual salary is $225,000.

     In January 1996, the Company entered into an employment agreement with Dr. Daniel J. Monticello providing for an initial annual salary of $161,000, which is to be reviewed no less than annually by the Board of Directors. The agreement expires in April 1999. If Dr. Monticello is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay Dr. Monticello an amount not greater than one year of his salary at the time of termination. Dr. Monticello's current annual salary is $161,000.

     In July 1995, Messrs. Brown and John entered into five-year employment agreements with the Company providing for initial annual salaries of $119,840, and $121,000, respectively, which are to be reviewed no less than annually by the Board of Directors. If either of these individuals is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay such individual an amount not greater than six months of his salary at the time of termination. Messrs. Brown and John's current annual salaries are $126,000 and $127,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. Lopez, Lurier and Messmore. No member of the Compensation Committee of the Board of Directors of the Company was, during 1996, an officer or employee of the Company, or was formerly an officer of the Company or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.

     During fiscal 1996, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN TRANSACTIONS

     In January 1996, the Company extended Mr. Webb's employment agreement through January 2001 and entered into a new employment agreement with Dr. Monticello that expires in April 1999. See "--Employment Agreements."

                               PROPOSAL NUMBER 2:

                       APPROVAL OF 1997 STOCK OPTION PLAN

     The Company uses stock-based awards as a part of its overall compensation program in order to align the long-term interests of its employees with those of its stockholders. On January 14, 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan (the "Plan"). Under the Plan, key employees and consultants are eligible to receive grants of Options, which are defined and described more fully below.

     Stockholder approval is required for grants of Options under the Plan to be exempt from a cap on the tax deductibility of the grants of Options by the Company imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code, added by the Revenue Reconciliation Act of 1993, as amended, places a $1 million cap on the deductible compensation that can be paid to certain executives of publicly traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit.

     The terms of the Plan are summarized below. In addition, the full text of the Plan is set forth in Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Plan.

SUMMARY OF THE PLAN

     Purpose. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

     Effective Date of Plan. The Plan is effective as of January 14, 1997. No Option shall be granted pursuant to the Plan after January 14, 2007.

     Eligibility. The individuals who shall be eligible to receive Incentive Options and Nonqualified Options (together, the "Options") shall be those key employees and consultants of the Company as the Compensation Committee of the Board of Directors or such other committee that the Board of Directors may designate to administer the Plan (the "Committee") shall determine from time to time. "Incentive Option" means an Option granted under the Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code. "Nonqualified Option" means an Option granted under the Plan other than an Incentive Option.

     Administration. The Plan provides that the Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to a plan intended to qualify thereunder as a discretionary plan. All questions of interpretation and application of the Plan and Options shall be subject to the determination of the Committee. The Plan shall be administered in such a manner as to permit the Options granted under it which
are designated to be Incentive Options to qualify as Incentive Options.    To
comply with Section 162(m) of the Code, it is the Company's intent that the Committee shall be constituted solely of two or more Directors who are "outside directors" within the meaning of the Treasury Regulations promulgated under
Section 162(m) of the Code. The Committee has complete authority to construe, interpret and administer provisions of the Plan, to determine which persons are to be granted Options, the terms and conditions of Options, and to make all other determinations necessary or deemed advisable in the administration of the Plan.

     Reserved Shares. The total number of shares of Common Stock with respect to which Options may be granted under the Plan shall be 100,000 shares, subject to adjustment as provided in the Plan. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares subject to Options which may be issued to any person who is granted an Option under the Plan ("Optionee") during any period of three consecutive years is 100,000 shares.

     Terms of Options. The price at which Common Stock may be purchased under an Option shall be established by the Committee, provided that the price at which Common Stock may be purchased under an Option that is intended to qualify as an Incentive Option shall not be less than 100 percent of the fair market value of the Common Stock on the date the Incentive Option is granted. In the case of any 10 percent holder of Common Stock, the price at which shares of Common Stock may be purchased under an Incentive Option shall not be less than 110 percent of the fair market value of the Common Stock on the date the Incentive Option is granted. The expiration date of an Option shall be established by the Committee, provided that no Incentive Option shall be exercisable after the expiration of 10 years from the date the Incentive Option is granted. In the case of a 10 percent holder of Common Stock, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted. To the extent that the aggregate fair market value (determined as of the time an Incentive Option is granted) of the Common Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

     Exercise of Options. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the written option agreement, as long as the Option is valid and outstanding. The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of (i) cash, (ii) a promissory note or notes, (iii) other shares of the Company's capital stock,
(iv) authorization for the Company to retain from the total number of shares as to which the Option is exercised that number of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price or (vi) any combination of the foregoing methods of payment. The Committee will determine the period over which individual Options become exercisable.

     Non-Transferability and No Rights as Stockholder. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him. No Optionee shall have any rights as a stockholder with respect to Common Stock covered by his Option until the date a stock certificate is issued for the Common Stock.

     Changes in the Company's Capital Structure. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares of Common Stock then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

     If the Company shall be a party to a merger or a similar reorganization after which the Company is not the surviving corporation, or if there is a sale of all or substantially all the Common Stock or a sale of all or substantially all of the assets of the Company, or if the Company is to be liquidated or dissolved (any of which events shall constitute a "Significant Transaction"), then, subject to the provisions hereof, the Committee, in its discretion, may accelerate the vesting of all outstanding Options or take such other action with respect to outstanding Options as it deems appropriate, including, without limitation, canceling such outstanding Options and paying the Optionees an amount equal to the value of such Options, as determined by the Board.

     Notwithstanding the foregoing, if a Significant Transaction shall occur in connection with or following a Change in Control (as defined in the Plan), in connection with which Significant Transaction the holder of any Option that is not fully vested shall not receive, in respect of such Option, a substitute award of stock options containing substantially similar terms to and having an equal or greater fair market value than such Option, then the Committee shall either (i) accelerate the vesting of such Option within a reasonable time prior to the completion of such Significant Transaction (such that the holder of such Option would have the opportunity to participate in the Significant Transaction on the same basis as holders of Common Stock, subject to such holder's exercise of such Option) or (ii) cancel such Option in consideration of the payment to the holder thereof of an amount (in cash) equal to the fair market value of such Option. For purposes of the foregoing, the fair market value attributable to Options shall be determined by the Committee either, at its election, (x) in accordance with the Black-Scholes method (for purposes of which volatility shall be measured over the preceding one year period and the risk-free interest rate shall be the rate of U.S. treasury bills with a maturity corresponding to the remaining term of such Option) or (y) to be an amount equal to the fair market value of the Common Stock subject to such Option less the exercise price thereof and (ii) the fair market value of (A) any Options shall be determined as of the date, either of the Change in Control or of the Significant Transaction, that results in the greater fair market value of such Options, and (B) any substitute award shall be determined as of the date of the Significant Transaction.

     Amendment or Termination of the Plan. The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (i) change the aggregate number of shares of Common Stock which may be issued under Incentive Options, (ii) change the class of employees eligible to receive Incentive Options, or (iii) decrease the exercise price for Incentive Options below the fair market value of the Common Stock at the time it is granted, shall be made without the approval of the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     Incentive Options. An employee who has been granted an Incentive Option will not realize taxable income at the time of the grant or exercise (but in some circumstances may be subject to an alternative minimum tax as a result of the exercise) of such Option and the Company will not be entitled to a deduction at either such time. If the employee makes no disposition of the shares acquired pursuant to an incentive Option within two years from the date of the grant of such option, or within one year of the transfer of such shares to him or her, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the foregoing holding period requirements are not satisfied, a portion of any gain in the year of disposition will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction. The Company will not be entitled to any deduction in connection with any loss to the employee or the portion of any gain that is taxable to the employee as short-term or long-term capital gain.

     Nonqualified Options. Nonqualified Options will not qualify for special federal income tax treatment. No tax is imposed on the optionee upon the grant of a Nonqualified Option. Upon exercise of a Nonqualified Option, the employee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the Option exercise price, and the Company will be entitled to a corresponding deduction, provided the Company withholds income tax with respect to such amount and provided that such amount is not limited by Section 162(m) of the Code with respect to Options with an exercise price that was less than the fair market value of the Common Stock on the date of grant. However, if the shares received upon the exercise of a Nonqualified Option are transferred to the Optionee subject to certain restrictions, then the taxable income realized by the Optionee, unless the Optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured based upon the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10 percent stockholders by Section 16(b) of the Securities Exchange Act of 1934, as amended, is such a restriction during the period prescribed thereby if other shares have been purchased by such individual within six months of the exercise of a Nonqualified Option. Ordinary income realized upon the exercise of a Nonqualified Option is not an adjustment for alternative minimum tax purposes.

     Tax Withholding. The Company shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee to pay the sum to the Company. The Plan also permits the Committee, in its discretion, to permit the Optionee to satisfy the withholding tax obligation by electing to have the Company withhold from the shares to be issued on exercise that number of shares having a fair market value equal to the amount required to be withheld.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               PROPOSAL NUMBER 3:

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants to make an examination of the accounts of the Company for the fiscal year ending December 31, 1997, subject to ratification by the Company's stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 1997, certain information with respect to the shares of Common Stock and Series B Preferred Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock or the Series B Preferred Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company and (iv) all directors and executive officers of the Company as a group.

                                                                             AMOUNT AND NATURE
                                            AMOUNT AND NATURE                  OF BENEFICIAL
                                              OF BENEFICIAL                     OWNERSHIP OF      PERCENT
                                              OWNERSHIP OF     PERCENT OF         SERIES B           OF
         NAME OF BENEFICIAL OWNER           COMMON STOCK/(1)/     CLASS     PREFERRED STOCK/(1)/   CLASS
------------------------------------------  -----------------  -----------  --------------------  --------
Gryphon Ventures II, Limited Partnership..  2,136,078             18.4%                  --           --
  222 Berkeley Street, Suite 1600
  Boston, Massachusetts  02116
Zesiger Capital Group LLC.................  1,857,056/(2)/        14.6%             160,300         22.8%
  320 Park Avenue, 30th Floor
  New York, New York 10022
Ethyl Corporation.........................  1,319,316/(3)/        10.4%             160,000         22.8%
   300 South Fourth Street
   Richmond, Virginia  23217
State of Wisconsin Investment Board.......    942,500              8.1%                  --           --
  121 E. Wilson Street, 2nd Floor
Madison, Wisconsin 53702
Keystone, Inc.............................    732,862/(4)/         6.2%              40,000          5.7%
  200 Crescent Court, Suite 500
  Dallas, Texas 75201
General Motors Employees
   Domestic Group Trust...................    689,655/(5)/         5.6%             100,000         14.2%
   c/o Pecks Management
   One Rockefeller Plaza
   New York, New York 10020
Farmers Insurance Group of Companies......    579,066/(6)/         4.7%              80,000         11.4%
  4680 Wilshire Boulevard
  Los Angeles, California  90010
 Froley Revy Investment Co., Inc..........    275,862/(7)/         2.3%              40,000          5.7%
   1900 Wilshire Boulevard, Suite 1050
   Los Angeles, California 90024
John H. Webb..............................    237,310/(8)/         2.0%                  --           --
Ramon Lopez...............................     23,000/(9)/           *                   --           --
R. James Comeaux..........................     25,000                *                   --           --
Edward B. Lurier..........................  2,142,078/(10)/       18.4%                  --           --
Thomas E. Messmore........................     25,000/(11)/          *                   --           --
Daniel J. Monticello, Ph.D................    207,990/(12)/        1.8%                  --           --
William E. Nasser.........................     20,400/(13)/          *                   --           --
John T. Preston...........................     62,835/(14)/          *                   --           --
William D. Young..........................     23,000/(15)/          *                   --           --
Paul G. Brown, III........................     29,376/(16)/          *                   --           --
William E. Heck...........................     13,208/(17)/          *                   --           --
Mark W. John..............................     63,130/(18)/          *                   --           --
All directors and executive officers
   as a group (13 persons)................  2,878,390/(19)/       23.4%                  --           --

------------------------
*    Represents less than 1% of the class.

/(1)/ Unless otherwise indicated, each of the stockholders designated above has sole voting and investment power with respect to the securities shown to be owned by such stockholder.
/(2)/ Includes 1,105,517 shares issuable upon conversion of Series B Preferred Stock.
/(3)/ Includes 1,103,448 shares issuable upon conversion of Series B Preferred Stock owned by Ethyl Corporation ("Ethyl"). Excludes 2,136,078 shares of Common Stock beneficially owned by Gryphon Ventures II, Limited Partnership ("Gryphon"), a limited partnership of which a wholly-owned subsidiary of Ethyl is the sole limited partner, and as to which Ethyl has no voting or dispositive power, based upon information provided in a
        Schedule 13D filed by Ethyl with the Securities and Exchange Commission on November 7, 1994, as amended.
/(4)/ Includes 275,862 shares of Common Stock issuable upon conversion of Series B Preferred Stock .
/(5)/ Represents 689,655 shares of Common Stock issuable upon conversion of Series B Preferred Stock.
/(6)/ Includes 551,724 shares of Common Stock issuable upon conversion of Series B Preferred Stock.
/(7)/ Represents 275,862 shares of Common Stock issuable upon conversion of Series B Preferred Stock.
/(8)/ Represents 237,310 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1997.
/(9)/ Represents 23,000 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1997.
/(10)/ Includes 2,136,078 shares of Common Stock held by Gryphon, which Mr. Lurier may be deemed to beneficially own due to his status as an affiliate of the general partner of Gryphon.
/(11)/ Includes 12,000 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 1997.
/(12)/ Includes 205,440 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1997.
/(13)/ Represents 20,400 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1997.
/(14)/ Represents 62,835 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1997.
/(15)/ Represents 23,000 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1997.
/(16)/ Includes 27,876 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1997.
/(17)/ Represents 13,208 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1997.
/(18)/ Represents 63,130 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1997.
/(19)/ Includes an aggregate of 694,262 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 1997. Includes 2,136,078 shares of Common Stock held by Gryphon which Mr. Lurier may be deemed to beneficially own due to his status as an affiliate of the general partner of Gryphon.


                         COMPLIANCE WITH SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish to Company with copies of all such forms that they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except for one late filing on Form 3 relating to the election of Jeffrey A. Nagel as an officer of the Company.

                           PROPOSALS OF STOCKHOLDERS

     Any proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than December 31, 1997, if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                             FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO PAUL G. BROWN, III, VICE PRESIDENT OF FINANCE AND ADMINISTRATION, ENERGY BIOSYSTEMS CORPORATION, 4200 RESEARCH FOREST DRIVE, THE WOODLANDS, TEXAS 77381.

                                 OTHER MATTERS

     The Company will bear the cost of preparing and mailing proxy materials as well as the cost of solicitation of proxies. The Company will reimburse banks, brokerage firms, custodians, nominees, and fiduciaries for their expenses in sending proxy materials to the beneficial owners of Common Stock and Preferred Stock. The Company has retained Corporate Communications Center, Inc. ("Corporate Communications") to assist in the solicitation of proxies and will pay approximately $800 for certain brokerage searches and proxy solicitations performed by Corporate Communications. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and Corporate Communications may solicit proxies by fax, telex, telephone and personal interview.

                                 By Order of the Board of Directors



                                 Paul G. Brown, III
                                 Vice President, Finance and Administration


May 1, 1997
The Woodlands, Texas

                                                                       EXHIBIT A
                         ENERGY BIOSYSTEMS CORPORATION

                             1997 STOCK OPTION PLAN


     1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under this Plan may be incentive stock options (as defined under Section 422 of the Code) or nonqualified stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. No Incentive Stock Options may be granted under this Plan unless this Plan has been approved by the stockholders of the Company.

     2.   Definitions.  As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees, as applicable, that is administering the Plan pursuant to Section 4 of the Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

          (e) "Company" means Energy BioSystems Corporation, a Delaware corporation.

          (f) "Consultant" means any consultant or advisor to the Company or any Parent or Subsidiary.

          (g) "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

          (h) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (j) "Fair Market Value" means, as of any date, the value of Stock determined as follows:

               (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Stock is quoted on The Nasdaq Stock Market (but not on The Nasdaq National Market) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Stock; or

               (iii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (k) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (l) "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (m) "Option" means a stock option granted pursuant to the Plan.

          (n) "Optioned Stock" means the Stock subject to an Option.

          (o) "Optionee" means an Employee or Consultant who receives an Option.

          (p) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (q) "Plan" means this 1997 Stock Option Plan.

          (r) "Share" means a share of the Stock, as adjusted in accordance with
     Section 12 of the Plan.

          (s) "Stock" means the Common Stock, par value $.01 per share, of the Company;

          (t) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum number of shares of Stock which may be optioned and sold under the Plan is 100,000 shares. The shares may be authorized, but unissued, or reacquired Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.   Administration of the Plan.

          (a)  Procedure.

          (i) Administration With Respect to Directors and Officers. With respect to grants of Options to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify
     thereunder as a discretionary plan.   Once appointed, such Committee shall
     continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Notwithstanding the foregoing, the Plan shall not be administered by the Board if (a) the Company and its officers and directors are then subject to the requirements of Section 16 of the Exchange Act and (b) the Board's administration of the Plan would prevent the Plan from complying with Rule 16b-3.

          (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

          (iii) Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of corporate and securities laws applicable to the Company and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value of the Stock, in accordance with Section 2(j) of the Plan;

          (ii) to select the officers, Consultants and Employees to whom Options may from time to time be granted hereunder;

          (iii) to determine whether and to what extent Options are granted hereunder;

          (iv) to determine the number of shares of Stock to be covered by each such award granted hereunder;

          (v) to approve forms of agreement for use under the Plan;

          (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the per share exercise price for the Shares to be issued pursuant to the exercise of an Option and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

          (vii) to determine whether and under what circumstances an Option may be bought-out for cash under subsection 9(f);

          (viii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

          (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Stock covered by such Option shall have declined since the date the Option was granted.

          (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options. Neither the Board, the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law.

     5.   Eligibility.

          (a) Nonqualified Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options.

          (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause, unless otherwise agreed in writing by the Company and such Optionee.

          (e) The maximum number of shares subject to Options which may be issued to any Optionee under the Plan during any period of three consecutive years is 100,000 shares.

     6. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect until January 14, 2007, unless extended by the Board or sooner terminated under Section 14 of the Plan. No grants of Options will be made pursuant to the Plan after January 14, 2007.

     7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.   Option Exercise Price and Consideration.

          (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, provided that, in the case of an Incentive Stock Option:

              (i) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

              (ii) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other shares of the Company's capital stock which (x) in the case of shares of the Company's capital stock acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable laws.

     9.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised, and the Optionee deemed to be a stockholder of the Shares being purchased upon exercise, when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Employment. In the event of termination of an Optionee's relationship as a Consultant (unless such termination is for purposes of becoming an Employee of the Company) or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's relationship as a Consultant or Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee's estate (or such other person who acquired the right to exercise the Option) does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

     All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a) the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator; and

          (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     12. Changes in the Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

     If the Company shall be a party to a merger or a similar reorganization after which the Company is not the surviving corporation, or if there is a sale of all or substantially all the Common Stock or a sale of all or substantially all of the assets of the Company, or if the Company is to be liquidated or dissolved (any of which events shall constitute a "Significant Transaction"), then, subject to the provisions hereof, the Administrator, in its discretion, may accelerate the vesting of all outstanding Options or take such other action with respect to outstanding Options as it deems appropriate, including, without limitation, canceling such outstanding Options and paying the Optionees an amount equal to the value of such Options, as determined by the Board.

     Notwithstanding the foregoing, if a Significant Transaction shall occur in connection with or following a Change in Control (as defined below), in connection with which Significant Transaction the holder of any Option that is not fully vested shall not receive, in respect of such Option, a substitute award of stock options containing substantially similar terms to and having an equal or greater fair market value than such Option, then the Administrator shall either (i) accelerate the vesting of such Option within a reasonable time prior to the completion of such Significant Transaction (such that the holder of such Option would have the opportunity to participate in the Significant Transaction on the same basis as holders of Stock, subject to such holder's exercise of such Option) or (ii) cancel such Option in consideration of the payment to the holder thereof of an amount (in cash) equal to the fair market value of such Option. For purposes of the foregoing, the fair market value attributable to Options shall be determined by the Administrator either, at its election, (x) in accordance with the Black-Scholes method (for purposes of which volatility shall be measured over the preceding one year period and the risk-free interest rate shall be the rate of U.S. treasury bills with a maturity corresponding to the remaining term of such Option) or (y) to be an amount equal to the fair market value of the Stock subject to such Option less the exercise price thereof and (ii) the fair market value of (A) any Options shall be determined as of the date, either of the Change in Control or of the Significant Transaction, that results in the greater fair market value of such Options, and
(B) any substitute award shall be determined as of the date of the Significant Transaction. A "Change in Control" shall be deemed to occur if:

          (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) shall become (directly or indirectly) the beneficial owner (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the then outstanding voting securities of EBC entitled to vote generally in the election of directors ("Voting Power"); or

          (ii) EBC's stockholders shall approve a merger or consolidation, sale or disposition of all or substantially all of EBC's assets or a plan of liquidation or dissolution of EBC, other than (A) a merger or consolidation in which the voting securities of EBC outstanding immediately prior thereto will become (by operation of law), or are to be converted into voting securities of the surviving corporation or its parent corporation that, immediately after such merger or consolidation, (x) are owned by the same person or entity or persons or entities that owned the voting securities of EBC immediately prior thereto and (y) possess at least 75% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, or (B) a merger or consolidation effected to implement a recapitalization of EBC (or similar transaction) in which no person acquires more than 50% of the Voting Power.

     Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

     13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the applicable requirements of The Nasdaq Stock Market or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Agreements. Options shall be evidenced by written agreements ("Option Agreement") in such form as the applicable Administrator shall approve from time to time.

     18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are generally provided to all stockholders of the Company. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure their access to equivalent information.

     19. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

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                                                   ENERGY BIOSYSTEMS CORPORATION

                                      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS JUNE 4, 1997

P          The undersigned hereby constitutes and appoints John H. Webb and Paul G. Brown, III, and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to
R    attend the Annual Meeting of Stockholders of Energy BioSystems Corporation to be held at the Company's offices, 4200 Research
     Forest Drive, The Woodlands, Texas on Wednesday, June 4, 1997, at 10:00 a.m., central daylight time, and any adjournment(s)
O    thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with
X    their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
Y
           Election of Directors, Nominees: Ramon Lopez, John H. Webb, R. James Comeaux, Edward B. Lurier, Thomas E. Messmore,
     Daniel J. Monticello, Ph.D., William E. Nasser, John S. Patton, and William D. Young.
     1. ELECTION OF DIRECTORS [_] FOR, except vote withheld from the following nominee(s):
                              [_] WITHHELD

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     2. Approval of the Company's 1997 Stock Option Plan.    [_]  FOR   [_]  AGAINST   [_]  ABSTAIN

     3. Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year
        ending December 31, 1997.                            [_]  FOR   [_]  AGAINST   [_]  ABSTAIN
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        Every properly signed proxy will be voted in accordance with the specifications made on the reverse side of this card.  If not otherwise specified, this proxy will be voted for proposals 1, 2 and 3.  All prior proxies are hereby revoked.

                                                                Dated:________________________________, 1997

                                                                --------------------------------------------
                                                                               Signature(s)

                                                                --------------------------------------------
                                                                               Signature(s)


                                                                NOTE: Please sign exactly as name appears hereon.  Joint
                                                                owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                Change of address:

                                                                --------------------------------------------

                                                                --------------------------------------------

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